UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2015

The Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road
Wilmington, DE 19809
(Address of principal executive offices, including zip code)

302-385-5000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                          Entry into a Material Definitive Agreement
The Bancorp Bank (the "Bank"), a wholly owned subsidiary of The Bancorp, Inc., entered into a Stipulation and Consent to the Issuance of an Amended Consent Order, Order for Restitution, and Order to Pay Civil Money Penalty (the "Consent Order") with the Federal Deposit Insurance Corporation (the "FDIC") which became effective on December 23, 2015. The Bank took this action without admitting or denying any charges of violations of law or regulation.  The Consent Order is based on FDIC allegations regarding electronic fund transfer ("EFT") error resolution practices, account termination practices and fee practices of various third parties with whom the Bank had previously provided, or currently provides, deposit-related products ("Third Parties").  The Consent Order, which was in large part a restatement of a consent order entered August 8, 2012, continued the Bank's obligations to increase board oversight of the Bank's compliance management system ("CMS"), improve the Bank's CMS, enhance its internal audit program, increase its management and oversight of Third Parties, and correct any apparent violations of law.
In addition, the Consent Order directs the Bank to:
•	establish a Complaint and Error Claim Oversight and Review Committee to review and oversee the Bank's processes and practices for handling, monitoring and resolving consumer complaints and EFT error claims (whether received directly or through Third Parties) and to review management's plans for correcting any weaknesses that may be found in such processes and practices; and
•	implement a corrective action plan regarding those prepaid cardholders who asserted or attempted to assert EFT error claims and to provide restitution to cardholders harmed by EFT error resolution practices.
The Consent Order imposes a $3 million civil money penalty on the Bank, which the Bank has paid and which will be a recognized expense in the current quarter. The Consent Order further requires that if, through the corrective action plan, the Bank identifies prepaid cardholders who have been adversely affected by a denial or failure to resolve an EFT error claim, the Bank will ensure that monetary restitution is made.  Neither the Company nor the Bank can predict the amount of any restitution which may be required, or the amount, if any, that the Bank may pay in connection therewith.  Under the Bank's agreements with Third Parties, the Company believes that restitution is reimbursable to the Bank.
The summary of the Consent Order set forth above does not purport to be complete and is qualified in its entirety by reference to the full test of the Consent Order, Exhibit 10.1 to this Form 8-K, which is incorporated herein by this reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

10.1	Amended Consent Order, Order for Restitution and Order to Pay Civil Money Penalty, dated December 23, 2015.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2015	The Bancorp, Inc.

By: /s/ Paul Frenkiel
Name: Paul Frenkiel
Title: Executive Vice President, Chief
Financial Officer and Secretary

Exhibit Index

10.1	Amended Consent Order, Order for Restitution and Order to Pay Civil Money Penalty, dated December 23, 2015